UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2019

KALEIDO BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38822	47-3048279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Hayden Avenue Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 674-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	KLDO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director and Appointment of New Director

On September 23, 2019, Jonathan McIntyre, Ph.D. tendered his resignation from the Board of Directors (the “Board”) and the Compensation Committee of the Board, effective as of September 30, 2019. Mr. McIntyre has decided to step down from the Board given the increased demands placed on him as the Chief Executive Officer of Motif FoodWorks. His departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Departure of Chief Operating Officer and Chief Financial Officer and Appointment of Principal Accounting Officer

On September 23, 2019, Joshua Brumm, the Chief Operating Officer and Chief Financial Officer of the Company, submitted notice to the Company of his resignation, effective as of October 11, to pursue an opportunity as President and Chief Executive Officer of a biotechnology company.

On September 26, 2019, the Company and Mr. Brumm executed a consulting and separation agreement (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Brumm has agreed to provide advisory services to the Company upon request from October 11, 2019 (the “Resignation Date”) through December 31, 2019 (the “Consultation Period”). During the Consultation Period, all stock options granted to Mr. Brumm prior to the Resignation Date will continue to vest in accordance with their terms and Mr. Brumm shall have a period of 12 months following the termination of the Consultation Period to exercise any stock options that have vested as of the last day of the Consultation Period. The foregoing description of the separation agreement does not purport to be complete and is qualified in its entirety by the full text of the separation agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

On September 25, 2019, the Board appointed, upon the effectiveness of Mr. Brumm’s resignation, Rick Scalzo, the Company’s Corporate Controller, as the Company’s principal accounting officer. Mr. Scalzo (age 33) joined the Company in 2018. Prior to joining the Company, Mr. Scalzo was Corporate Controller at several other biotechnology or pharmaceutical companies, including X4 Pharmaceuticals, Astellas Institute of Regenerative Medicine and Ocata Therapeutics, after beginning his career at PwC. Mr Scalzo is a CPA in the Commonwealth of Massachusetts and holds an MBA from the University of Massachusetts and a bachelor’s degree from Boston College.

Item 9.01 Exhibits

99.1	Press Release issued by the Company on September 26, 2019, furnished hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kaleido Biosciences, Inc.

Date: September 26, 2019	By:	/s/ Alison Lawton
Alison Lawton
Chief Executive Officer and President